Exhibit 99.1
cbdMD, Inc. Reports Preliminary
Fourth Quarter Fiscal 2020 Net Sales For Its Paw CBD Brand
Net Sales Expected To Increase Sequential Quarterly Net Sales Between 30% and 34%
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According To Data Provided By Market Analytics Firm Nielsen Global Connect,
cbdMD Expects Paw CBD To Command A 10% to 15% Market Share
In The US Pet CBD Market In Calendar 2020

CHARLOTTE, N.C.- October 27, 2020 -(BUSINESS WIRE)--cbdMD, Inc. (NYSE American: YCBD, YCBD PR A) (the “Company”), one of the leading and most highly trusted and recognized cannabidiol (CBD) brands, announced today that its CBD pet products brand, Paw CBD, has experienced another record quarter of net sales. Paw CBD’s September 30, 2020 estimated preliminary quarterly net sales are expected to range between $1.6 million and $1.65 million, or a sequential quarterly growth of between 30% and 34% from the $1.23 million in net sales in the prior quarter ended June 30, 2020.

“We are seeing an incredible growth trajectory in our Paw CBD brand. We now project total net sales of the Paw CBD brand to reach approximately $6 million for calendar 2020. Based on an article published on October 12, 2020 by Hemp Industry Daily, which used data provided by market analytics firm Nielsen Global Connect, estimated the hemp-derived CBD market for pets will total $40 million to $60 million in 2020. Therefore, based on these estimates, we expect Paw CBD will represent an approximate 10% to 15% market share in the pet U.S. CBD market in calendar 2020. This is an incredible achievement considering Paw CBD was launched less than one year ago. ” said Martin A. Sumichrast, Chairman and Co-CEO of cbdMD, Inc.

About preliminary unaudited financial information: The preliminary financial information contained in this press release has been prepared internally by management and has not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that actual results for the period presented herein will not differ from the preliminary financial information presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period. Our audited consolidated financial statements for the fiscal year ended September 30, 2020 will be contained in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or before December 29, 2020.

About Paw CBD
Paw CBD is the pet division of cbdMD, Inc. whose veterinarian-formulated products include tinctures, chews, and topicals in varying strengths and formulas. Committed to bringing high-quality options for the animals in your life, Paw CBD is proud to offer premium, non-THC1 CBD products, specially created to maintain your pets’ ongoing wellbeing and happiness. To learn more about the comprehensive line of Paw CBD pet products, please visit pawcbd.com or follow Paw CBD on Instagram and Facebook.

About cbdMD, Inc.
cbdMD, Inc. is one of the leading and most highly trusted and recognized cannabidiol (CBD) brands whose current products include CBD tinctures, CBD capsules, CBD gummies, CBD topicals, CBD bath bombs and CBD pet products. cbdMD is also a proud partner of Bellator MMA and Life Time, Inc., and has one of the largest rosters of professional sports athletes who are part of “Team cbdMD.” To learn more about cbdMD and our comprehensive line of over 100 SKUs of U.S. produced, Non THC1 CBD products, please visit www.cbdMD.com, follow cbdMD on Instagram and Facebook, or visit one of the 6,000 retail outlets that carry cbdMD products.

Forward-Looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as should, may, intends, anticipates, believes, estimates, projects, forecasts, expects, plan and proposes. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond cbdMD, Inc.’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, our ability to meet our net sales guidance for our Paw CBD brands, expansion of the consumer market for CBD products and our ability to increase our market share, the validity of the estimations of the hemp derived-CBD market for pets contained in Hemp Industry Daily’s cited article, challenges related to the impact of the COVID-19 environment, our limited operating history, our ability to expand our business and significantly increase our net sales, our ability to effectively leverage our brand partnerships and sponsorships, our ability to effectively compete in our market, and our ability to report profitable operations in the future. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in cbdMD, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as amended, and its Quarterly Report on Form 10-Q for the period ended June 30, 2020, both as filed with the U.S. Securities and Exchange Commission (“SEC”), and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of cbdMD, Inc. and are difficult to predict. cbdMD, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The information which appears on our websites and our social media platforms, including, but not limited to, Instagram and Facebook, or information which is contained in Hemp Industry Daily’s cited article, is not part of this press release.

1 Non-THC is defined as below the level of detection using validated scientific analytical tools.

Public Relations Contact:
cbdMD, Inc.
Lauren Greene
Communication Specialist
lauren.greene@cbdmd.com
843-743-9999

Investor Relations Contact:
cbdMD, Inc.
John Weston
Director of Investor Relations
john.weston@cbdmd.com
704-249-9515